UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2008

UDR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(720) 283-6120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2008, the Company amended the Employment Agreement originally entered into on December 8, 1998 between the Company and Richard A. Giannotti in order to comply with Section 409A of the Internal Revenue Code.

The Employment Agreement was amended to add the following new sections:

1. The following new subparagraph to Section 4(c). Severance Compensation:
(vi) 409A. Any amounts or benefits payable under this Section 4(c) of the Employment Agreement shall be delayed to the extent necessary to comply with Code Section 409A(a)(2)(B)(i) (relating to payments made to certain "specified employees" of certain publicly-traded companies) and in such event, any such amount to which the Executive would otherwise be entitled during the six (6) month period immediately following the Executive’s separation from service will be paid on the first business day following the expiration of such six (6) month period.

2. The following new subparagraph to Section 5(b) Compensation Upon Termination:
(v) 409A. Any amounts or benefits payable under this Section 5 of the Employment Agreement shall be delayed to the extent necessary to comply with Code Section 409A(a)(2)(B)(i) (relating to payments made to certain "specified employees" of certain publicly-traded companies) and in such event, any such amount to which the Executive would otherwise be entitled during the six (6) month period immediately following the Executive’s separation from service will be paid on the first business day following the expiration of such six (6) month period.

A copy of the amended Employment Agreement between the Company and Mr. Giannotti is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No. - Description
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10.1 Employment Agreement between the Company and Richard A. Giannotti.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

December 23, 2008	By:	David L. Messenger

Name: David L. Messenger
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between the Company and Richard A. Giannotti.